                                                                     EXHIBIT 3.8

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                     VANGUARD HEALTH HOLDING COMPANY II, LLC

      This AMENDED AND RESTATED Limited Liability Company Agreement, dated as of September 15, 2004 (this "Agreement"), of Vanguard Health Holding Company II, LLC is entered into by and between the person or persons listed on the signature pages hereto as member or members (collectively, the "Members"). This Agreement amends and restates in its entirety the Limited Liability Company Agreement of the Company dated July 29, 2004.

      The Members hereby form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as amended from time to time (the "Act"), and hereby agree as follows:

      1. Name; Formation. The name of the limited liability company shall be Vanguard Health Holding Company II, LLC (the "Company"), or such other name as the Members may from time to time hereafter designate. The Company shall be formed upon the execution and filing by any Member, by any person designated by a Member or by any officer, agent or employee of the registered agent of the Company in the State of Delaware (any such person being hereby authorized to take such action) of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act.

      2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 18-101 of the Act.

      3. Purpose. The Company is formed for the purpose of engaging in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the power to engage in all activities and transactions that the Members deem necessary or advisable in connection with the foregoing.

      4. Offices; Registered Agent.

            (a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.

            (b) The registered office of the Company in the State of Delaware is located at National Registered Agents, Inc., 9 Loockerman Street, Suite 1B, in the City of Dover, Delaware. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware shall be National Registered Agents, Inc., 9

Loockerman Street, Suite 1B, in the City of Dover, Delaware. The Members may change such registered office and/or registered agent from time to time.

      5. Members. The names and the mailing addresses of the Members are as set forth on Schedule A attached hereto, as the same may be amended from time to time.

      6. Term. The term of the Company shall commence on the date of filing of the certificate of formation of the Company in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 21 of this Agreement and a certificate of cancellation is filed in accordance with the Act.

      7. Powers; Management. Except as specifically provided otherwise in this Agreement, the management and control of the business and affairs of the Company shall to the maximum extent permitted under applicable law be vested exclusively in the Board of Representatives of the Company (the "Board"), which shall possess all rights and powers of managers as provided in the Act and otherwise by Law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of all such powers and rights conferred on them by the Act or otherwise by law with respect to the management and control of the Company. No Member and no Representative, in its capacity as such, shall have any power to act for, sign for, or do any act that would bind the Company.

      8. Board of Representatives. (a) Initial Board. The Board shall initially consist of the seven following individuals:

            Charles N. Martin, III
            W. Lawrence Hough
            Keith B. Pitts
            Ronald P. Soltman
            Joseph D. Moore
            Eric Fry
            Howard Hoffen

            (b) Chairman and Lead Representative. A Chairman of the Board (the "Chairman") and a Lead Representative (the "Lead Representative") may, from time to time, be appointed by the Representatives from among themselves or any other member of the Board. The Chairman of the initial Board shall be Charles N. Martin, Jr. The Lead Representative of the initial Board shall be Eric Fry. The Chairman, if appointed, shall preside over meetings of the Board and shall otherwise have no greater authority than any other Representative. In the absence of the Chairman, the Lead Representative, shall preside at all meetings of the Board. The Lead Representative, if appointed, shall have duties customarily performed by a "lead director" or "presiding director" and shall otherwise have no greater authority than any other Representative.

            (c) Voting. Each Representative, including the Chairman and the Lead Representative, shall have a single vote. Except as otherwise required by Law, the affirmative vote of a majority of the Representatives in attendance at any meeting at which a quorum is present in accordance with Section 9(c) shall be required to authorize any action. Any vote, consent or other action of the Board may be undertaken with the unanimous written consent (in lieu of meeting) of the Representatives, in each case who have been appointed and who are then in office.

            (d) Proxies. Any Representative may vote at a meeting of the Board or any committee thereof either in person or by proxy executed in writing by such Representative. A telegram, telex, cablegram or similar transmission by the Representative, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Representative shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 8(d). Proxies for use at any meeting of the Board or any committee thereof or in connection with the taking of any action by written consent shall be filed with the Board, before or at the time of the meeting or execution of the written consent, as the case may be. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

            (e) Certain Capitalized Terms. Capitalized Terms used in this
Section 8 and in Section 9 below but not defined in this Agreement shall have the meanings given such terms in the Parent Company Operating Agreement.

      9. Meetings of the Board.

            (a) Meetings. The Board shall meet at least quarterly, at such time and at such place as the Board may designate. Special meetings of the Board shall be held at the request of the Chairman or the Lead Representative upon at least seven days (if the meeting is to be held in person) or five days (if the meeting is to be held telephonically) written notice to all of the Representatives, or upon such shorter notice as may be approved by all of the Representatives; provided that if the nature of the action to be taken is such that time is of the essence with respect to such action, such meeting may be held without such five days' notice if at least one business day's notice has been given and (A) a good faith effort has been made to notify and consult with each of the Representatives entitled to vote on such action and (B) a quorum exists for the taking of such action. Any Representative may waive the requirement of such notice as to itself, before, at or after the meeting.

            (b) Conduct of Meetings. Any meeting of the Board may be held in person, telephonically or through other communications equipment by means of which all participating members of the Board can simultaneously hear each other during the meeting.

            (c) Quorum. A majority of the Representatives who have been appointed pursuant to the provisions of this Agreement and who are then in office shall be necessary to constitute a quorum of the Board for purposes of conducting business.

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            (d) Payments to Representatives; Reimbursements. All Representatives
will be entitled to reimbursement of their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings and such reasonable and customary fees as may be authorized by the Board.

            (e) Board Committees. The Board may organize an Audit Committee, a Compensation Committee and such other committees of the Board as it deems reasonably necessary to effectively govern the Company. Except as may be required by applicable Law or any exchange or over the counter market on which the securities of the Company are listed or quoted, Blackstone shall have majority representation on all committees of the Board.

      10. Member Action. Any action of the Members shall be authorized if the affirmative vote of the holders of a majority of the membership interests present at a meeting at which a quorum is present shall be obtained. Any action which may be taken by the Members under this Agreement shall be authorized if consents in writing setting forth the action so taken are signed by Members who hold a majority of the membership interests then outstanding. All Members who do not participate in taking the action by written consent shall be given written notice thereof by the Secretary of the Company after such action has been taken. The presence in person or by proxy of the holders of a majority of the outstanding membership interests shall be necessary to constitute a quorum for action by the Members. Whenever the giving of any notice to Members is required by law or this Agreement, a waiver thereof, in writing and delivered to the Company signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Member at a meeting or execution of a written consent to any action shall constitute a waiver of notice of such meeting or action.

      11. Officers. (a) Designation and Appointment. The Board may, from time to time, employ and retain persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including but not limited to "chief executive officer," "president," "vice chairman," vice president," "treasurer," "secretary," "general counsel," "director," "chief financial officer" and "chief operating officer" as and to the extent authorized by the Board. Any number of offices may be held by the same Person. In the Board's discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall have qualified as an Officer or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Board.

            (b) Resignation and Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any Person as an Officer by the Board shall not in and of itself vest in such Person any contractual or employment rights with respect to the Company.

            (c) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall (i) owe to the Company and the Members duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware, (ii) keep the Board reasonably apprised of material developments in the business of the Company, and (iii) present to the Board, at least annually, a review of the Company's performance, an operating budget for the Company, and a capital budget for the Company.

            (d) Chief Executive Officer. Subject to the powers of the Board, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making Officer.

            (e) Vice Chairman. The Vice Chairman, or if there be more than one, then each of them, shall, subject to the powers of the Board and the chief executive officer of the Company, participate in the supervision of the business and affairs of the Company, and shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or by the Board. A Vice Chairman need not be a member of the Board.

            (f) President. The president of the Company shall, subject to the powers of the Board and the chief executive officer of the Company, have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board are effectuated. The president of the Company shall have such other powers and perform such other duties as may be prescribed by the chief executive officer of the Company or by the Board.

            (g) Chief Financial Officer. The chief financial officer of the Company shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of the Company's assets, liabilities, receipts, disbursements, gains, losses, capital and membership interests. The chief financial officer of the Company shall have custody of the funds and securities of the Company, keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by such officer. The chief financial officer of the Company shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer of the Company or by the Board.

            (h) Vice President(s). The vice president(s) of the Company shall perform such duties and have such other powers as the chief executive officer of the Company or the Board may from time to time prescribe. A vice president may be designated as an Executive Vice President, a Senior Vice President, an Assistant Vice President, or a vice president with a functional title.

            (i) Secretary. The secretary of the Company shall, if requested by the Board, attend meetings of the Board, record all the proceedings of the meetings and perform similar duties for the committees of the Board when required. The secretary of the Company shall keep all documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer of the Company or the Board. The secretary of the Company shall have the general duties, powers and responsibilities of a secretary of a Corporation. If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of seniority, shall in the Company secretary's absence, disability or inability to act, perform the duties and exercise the powers of the secretary of the Company, and shall perform such other duties as the chief executive officer of the Company or the Board may from time to time prescribe.

            (j) Treasurer. The treasurer of the Company shall receive, keep, and disburse, or cause to be received, kept or disbursed, all moneys belonging to or coming to the Company. The treasurer of the Company shall prepare, or cause to be prepared, detailed reports and records of all expenses, losses, gains, assets, and liabilities of the Company as directed by the chief financial officer of the Company and shall perform such other duties in connection with the administration of the financial affairs of the Company as may from time to time be prescribed by the chief financial officer or the chief executive officer of the Company or by the Board.

            (k) Current Officers. Notwithstanding anything to the contrary elsewhere in this Agreement, the Member hereby appoints and approves the appointment of the persons named on Schedule B to the offices set forth opposite their respective names, to serve in accordance with this Agreement and at the discretion of the Board.

      12. Capital Contributions. The Members shall make capital contributions to the Company in such amounts and at such times as may be unanimously determined by the Members, which amounts will be set forth in the books and records of the Company, provided that on or about September 23, 3004, Vanguard Health Holding Company I, LLC shall contribute to the capital of the Company all assets owned by it, consisting of the 100% of the outstanding capital stock of Vanguard Health Management, Inc. and Vanguard Health Financial Company.

      13. Allocation of Profits and Losses. The Company's profits and losses shall be allocated among the Members in proportion to their membership percentages, as set forth on Schedule A (as to each Member, its "Membership Percentage").

      14. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts as unanimously determined by the Members. Such distributions shall be divided among the Members in the same proportion as their Membership Percentages.

      15. Assignments; Withdrawals. A Member may not assign in whole or in part his limited liability company interest without the written consent of all of the other Members, which consent may be granted or withheld in a Member's sole and absolute discretion. No Member shall have the right to resign from the Company except with the consent of the other Members and upon such terms and conditions as may be specifically agreed upon between such other

Members and the resigning Member. The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Delaware Act or otherwise.

      16. Membership Interest Certificates. Each Member's Membership Interest in the Company shall be evidenced by a certificate in the form of Exhibit A attached hereto (a "Certificate"), and shall constitute a security governed by
Article 8 of the Delaware Uniform Commercial Code-Investment Securities (Del Code Title 6:Section 8-101, et. seq.).

      17. Registrations, Registration of Transfers and Exchanges. The Company shall maintain all records for the exchange and registration of the Certificates including all forms of transfer for the Certificates and shall:

            (a) Keep at its principal place of business a register (the "Register") in such form as it may determine, in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of the Certificates and of transfers thereof;

            (b) Ensure that all Certificates presented for transfer shall be duly endorsed for transfer or be accompanied by a written instrument of transfer; and

            (c) Ensure that each Certificate shall bear an original issue date.

Notwithstanding anything contained herein to the contrary, the Company shall not be required to ascertain whether any transfer or exchange of Certificates complies with the registration provisions or exemptions from the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities law or the Investment Company Act of 1945, as amended; provided that, if a Certificate is specifically required to be delivered to the Company by a purchaser or transferee of a Certificate, the Company shall be under a duty to examine the same to determine whether it conforms to the requirements of this Agreement and shall promptly notify the party delivering the same if such Certificate does not so conform.

      18 Persons Deemed Owners. Prior to due presentment of a Certificate for registration or transfer, the Company, or any agent or manager of the Company, may treat the person in whose name such Certificate is registered as the owner of the Certificate for the purpose of receiving distributions pursuant to this Agreement and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

      19. Mutilated, Lost, Stolen or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Company, or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, together with indemnity or security sufficient to hold it harmless, the Company shall execute, and upon its written request the Company shall authenticate and deliver, in exchange for any such mutilated Certificate or in lieu of any such destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal amount, bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith. The provisions of this Section are exclusive and shall preclude (to the extent permissible under applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

      20. New Members. New Members may be admitted to the Company on such terms as may be agreed to by all existing Members, and in connection with any such admission, the Schedule A shall be amended to reflect the name, address and capital contribution (if any) of the additional Member and any changes in Membership Percentage of the Members in connection with the admission of the additional Member.

      21. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following (a) the written consent of all of the Members, (b) the death, retirement, expulsion, insolvency, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company provided that the Company shall not be dissolved if, within 90 days after any such event, all remaining Members agree in writing to continue the business of the Company, or (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

      22. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or officer.

      23. Amendments. This Agreement may be amended, restated, modified or supplemented from time to time, only upon the unanimous written approval of the Members.

      24. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement of the Company as of the day and year first above written.

                                        VANGUARD HEALTH HOLDING COMPANY I, LLC
                                        its Member

                                        By: /s/  Ronald P. Soltman
                                            ------------------------------
                                            Ronald P. Soltman
                                            Executive Vice President

                                   SCHEDULE A

                                         MEMBERSHIP INTEREST AND
          MEMBER AND ADDRESS              MEMBERSHIP PERCENTAGE
          ------------------             -----------------------
VANGUARD HEALTH HOLDING COMPANY I, LLC            100%
20 Burton Hills Boulevard
Suite 100
Nashville, TN  37215
Attention:  Ronald P. Soltman

                                   SCHEDULE B

Name                            Office
----                            ------
Charles N. Martin, Jr.          Chairman of the Board & Chief Executive Officer
Keith B. Pitts                  Vice Chairman
W. Lawrence Hough               President & Chief Operating Officer
Joseph D. Moore                 Executive Vice President, Chief Financial Officer & Treasurer
Ronald P. Soltman               Executive Vice President, General Counsel & Secretary
Reginald M. Ballantyne III      Senior Vice President-Market Strategy & Government Relations
Bruce F. Chafin                 Senior Vice President-Compliance & Ethics
Alan N. Cranford                Senior Vice President & Chief Information Officer
Robert E. Galloway              Senior Vice President-Development
James Johnston                  Senior Vice President-Human Resources
Robert M. Martin                Senior Vice President-Operations
Phillip W. Roe                  Senior Vice President, Controller & Chief Accounting Officer
James H. Spalding               Senior Vice President, Assistant General Counsel
                                          & Assistant Secretary
Alan G. Thomas                  Senior Vice President-Operations Finance
Kent H. Wallace                 Senior Vice President-Operations
Thomas M. Ways                  Senior Vice President-Managed Care & Physician Integration
Carol A. Bailey                 Vice President-Reimbursement
James Bonnette, M.D.            Vice President-Chief Medical Officer
Monica Bowman                   Vice President-Physician Services
Pamela R. Farrell               Vice President-Health Information Management
John M. Geer                    Vice President-Development
Dennis K. Jacobs                Vice President-Facilities Development
Susan A. Kruzan                 Vice President-Information Systems
William O. Little               Vice President-Regional Financial Operations Controller
Linn H. McCain                  Vice President, Assistant General Counsel & Assistant Secretary
John R. McCaslin                Vice President-Internal Audit
Deborah T. McCormick            Vice President, Assistant General Counsel & Assistant Secretary
Elizabeth B. Minkoff            Vice President, Assistant General Counsel & Assistant Secretary
Jerry D. Pressley               Vice President-Regional Financial Operations Controller
Phillip W. Pryor                Vice President-Finance
Anne L. Sanford                 Vice President-Development
Tony W. Simpson                 Vice President-Tax
Neal M. Somaney                 Vice President-Business Office Services
Brooks Turkel                   Vice President-Regional Financial Operations Controller
Beverly Weber                   Vice President-Regional Operations

                                    EXHIBIT A

This Certificate has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and neither this Certificate nor any interest herein may be offered, sold, pledged or otherwise transferred except in accordance with the Amended and Restated Limited Liability Company Agreement of Vanguard Health Holding Company II, LLC, the Securities Act, and applicable securities laws of any state of the united states.

                    CERTIFICATE FOR LIMITED LIABILITY COMPANY
        MEMBERSHIP INTERESTS OF VANGUARD HEALTH HOLDING COMPANY II, LLC

Certificate Number _____                              Membership Interest - ___%

      Vanguard Health Holding Company II, LLC, a Delaware limited liability company (the "Company"), hereby certifies that ____________________ (the "Holder") is the registered owner of _____% of the Membership Interests in the Company (the "Certificate"). This Certificate shall constitute a security governed by Article 8 of the Delaware Uniform Commercial Code-Investment Securities (Delaware Code Title 6: Section 8-101, seq.) The rights, powers, preferences, restrictions and limitations of the Membership Interests are set forth in, and this Certificate and the Membership Interests hereby represented are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 22, 2004, as the same may be amended from time to time (the "Company Agreement"). Capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Company Agreement. THIS CERTIFICATE IS TRANSFERABLE ONLY IN ACCORDANCE WITH THE TERMS OF THE COMPANY AGREEMENT, WHICH IMPOSES CERTAIN LIMITATIONS AND RESTRICTIONS ON TRANSFERS OF MEMBERSHIP INTERESTS. By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Membership Interests evidenced hereby, a registered Holder hereof (including any registered transferee hereof) is deemed to have agreed, to comply with and be bound by all terms and conditions of the Company Agreement. The Company will furnish a copy of such Company Agreement to each Member without charge upon written request to the Company at is principal place of business or registered office, as the case may be.

Date: __________, 2004                VANGUARD HEALTH HOLDING COMPANY II, LLC

                                      By: Vanguard Health Holding Company I, LLC
                                          Sole Member

                                      By:_____________________________
                                          Ronald P. Soltman
                                          Executive Vice President